Fluor Corporation	Brett Turner	Exhibit 99.1
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	864.281.6976 tel

469.398.7000 main tel	Jason Landkamer
Investor Relations
469.398.7222 tel

News Release

FLUOR REPORTS FIRST QUARTER 2026 RESULTS

•Completed sale of NuScale investment in April 2026, generating $2.4 billion in proceeds since September 2025
•Completed $124 million divestiture of fabrication yard in China
•Q1 operating cash flow of $110 million, strongest Q1 performance in nine years
•Share repurchases of $516 million during the period; targeting $1.4 billion for 2026

IRVING, Texas (May 8, 2026) -Fluor Corporation (NYSE: FLR) announced financial results for its first quarter ended March 31, 2026.

“I am encouraged by the significant number of new awards we secured in recent months across diverse markets, including gas-fueled and nuclear power, refining, data centers, mining, and uranium enrichment. Our pipeline of work is expanding, and we see compelling opportunities across each of our core markets,” said Jim Breuer, Fluor’s Chief Executive Officer. “The strong growth potential of our business is not impacted by the project charge in the quarter. With a disciplined project delivery model and strong liquidity, we are positioned to convert our growing pipeline, expand margins, and deliver sustained profitable growth.”

Q1 2026 Highlights:
◦Revenue of $3.6 billion, down 8% y/y
◦GAAP net earnings attributable to Fluor of $160 million
◦Adjusted EBITDA [1] of $60 million
◦EPS of $1.08; adjusted EPS [1] of $0.14
◦Consolidated segment profit [1] of $8 million
◦Cash and marketable securities at quarter end were $3.2 billion
◦G&A expenses of $61 million, primarily driven by the impact of stock-based compensation

•Operating Cash Flow: $110 million vs ($286) million y/y, reflects dividends from JV projects; full year guidance of $300 million maintained
•New Awards: New awards totaled $2.7 billion, down 54% y/y; 98% reimbursable
•Backlog: $25.7 billion at 82% reimbursable, slightly up from backlog at December 31, 2025; legacy project backlog now down to $169 million

[1] Non-GAAP Financial Measure. See “Non-GAAP Financial Measures” for additional information.

Outlook
We are not providing forward-looking guidance for U.S. GAAP net earnings or U.S. GAAP earnings per share, or a quantitative reconciliation of adjusted EBITDA or adjusted EPS guidance, because we are unable to predict with reasonable certainty all of the components required to provide such reconciliation without unreasonable efforts, which are uncertain and could have a material impact on GAAP reported results for the guidance period. See “Non-GAAP Financial Measures” for additional information.

The company is narrowing its adjusted EBITDA guidance for 2026 from $525 - $585 million to $525 - $560 million. This revision to the upper end of our guidance reflects Q1 recognition of cost growth on a mining project in the Americas, and a temporary slowdown on another project due to Middle East geopolitical concerns. The rest of the overall business continues to deliver at or above expectations. Adjusted EBITDA guidance excludes items similar to those outlined in the reconciliation table at the end of this release.

Business Segments

Urban Solutions reported a segment profit of $6 million for the first quarter, compared to a profit of $70 million in the same period last year. These results reflect a $37 million impact due to increased costs on a mining project in the Americas. First quarter revenue rose to $2.4 billion from $2.2 billion a year ago. New awards for the quarter were $2.1 billion compared to $5.3 billion a year ago, when we recognized a large pharmaceutical award. Quarterly awards included an aluminum project in the Middle East, incremental work for a pharmaceutical facility and an infrastructure expansion on a mine in Chile. Ending backlog was $19 billion, slightly lower than $20.2 billion a year ago.

Energy Solutions delivered segment profit of $74 million in the first quarter, up from $47 million a year ago, primarily driven by recognition of favorable close out items on three projects. Revenue for the quarter declined to $703 million, compared to $1.2 billion in the prior year, reflecting reduced execution activity on several projects nearing completion. New awards in the quarter totaled $213 million, compared to $315 million for the first quarter of 2025. Ending backlog was $4.3 billion versus $6.2 billion a year ago, due to progress on several large projects, including at our JV in Mexico.

Mission Solutions reported a segment loss of $71 million in the first quarter versus a $5 million profit in the prior year period. Results were affected by $96 million triggered by the outcome of a court ruling on a lawsuit filed in 2013. Revenue decreased to $523 million from $597 million a year ago. New awards for the quarter totaled $332 million, including a significant FEED award for the Centrus uranium enrichment plant expansion. This compares to $164 million in awards during the first quarter of 2025.

Conference Call
Fluor will host a conference call at 8:30 a.m. Eastern on Friday, May 8, which will be webcast live and can be accessed by logging onto investor.fluor.com. The call will also be accessible by telephone at 888-800-3960 (U.S./Canada) or +1 646-307-1852. The conference ID is 4438700.
A replay of the webcast will be available for 30 days.

Non-GAAP Financial Measures
This news release contains discussions of consolidated segment profit (loss) and margin, adjusted net earnings (loss), adjusted EPS and adjusted EBITDA that are non-GAAP financial measures under SEC rules. Segment profit (loss) is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests. The company believes that segment profit (loss) provides a meaningful perspective on its business results as it is the aggregation of individual segment profit measures that the company utilizes to evaluate and manage its business performance. Adjusted net earnings (loss) is defined as net earnings (loss) from core operations excluding equity method earnings and the impacts of foreign exchange fluctuations, impairments and certain items that management believes are unrelated to actual normalized operational performance. Net earnings (loss) from core operations is net earnings (loss) attributable to Fluor excluding the results of our remaining Stork and AMECO equipment businesses that are no longer classified as discontinued operations but that continue to be marketed for sale or that have been sold. Adjusted EPS is defined as adjusted net earnings divided by weighted average diluted shares outstanding. Adjusted EBITDA is defined as net earnings from operations before interest, income taxes, depreciation and amortization (EBITDA), further adjusted by the same items excluded from adjusted net earnings. The company believes adjusted net earnings, adjusted EPS and adjusted EBITDA allow investors to evaluate the company’s ongoing earnings on a normalized basis and make meaningful period-over-period comparisons. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation from or a substitute for measures of financial performance prepared in accordance with U.S. GAAP. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures reported by other companies. Reconciliations of consolidated segment profit (loss) adjusted net earnings, adjusted EPS and adjusted EBITDA to the most comparable GAAP measures are included in the press release tables. The company is unable to provide a reconciliation of its adjusted EPS and adjusted EBITDA guidance to the most comparable GAAP measure without unreasonable efforts because it is unable to predict with reasonable certainty all of the components required to provide such reconciliation, including the impact of foreign exchange fluctuations, which are uncertain and could have a material impact on GAAP reported results for the guidance period.

About Fluor Corporation
Fluor Corporation (NYSE: FLR) is building a better world by applying world-class expertise to solve its clients’ greatest challenges. Fluor’s nearly 23,000 employees provide professional and technical solutions that deliver safe, well-executed, capital-efficient projects to clients around the world. Fluor had revenue of $15.5 billion in 2025 and is ranked 265 among the Fortune 500 companies. With headquarters in Irving, Texas, Fluor has provided engineering, procurement and construction services for more than a century. For more information, please visit www.fluor.com or follow Fluor on Facebook, Instagram, LinkedIn, X and YouTube.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management "will," "believes," "expects," “anticipates,” "plans" or other similar expressions). These forward-looking statements, including statements relating to strategic and operation plans, future growth, new awards, backlog, earnings, capital allocation plans and the outlook for the company’s business.

Actual results may differ materially as a result of a number of factors, including, among other things, the cyclical nature of many of the markets the Company serves and our clients’ vulnerability to poor economic conditions, such as inflation, slow growth or recession, which may result in decreased capital investment and reduced demand for our services; the Company's failure to receive new contract awards; cost overruns, project delays or other problems arising from project execution activities, including the failure to meet cost and schedule estimates; intense competition in the industries in which we operate; the inability to hire and retain qualified personnel; failure of our joint venture or other partners to perform their obligations; the failure of our suppliers, subcontractors and other third parties to adequately perform services under our contracts; cyber-security breaches; possible information technology interruptions; risks related to the use of artificial intelligence and similar technologies; exposure to political and economic risks in different countries, including tariffs and trade policies, geopolitical events and conflicts, civil unrest, security issues, labor conditions and other foreign economic and political uncertainties in the countries in which we do business; the impact of government shutdowns and spending cuts, in particular with respect to our contracts with the U.S. government; client cancellations of, or scope adjustments to, existing contracts; failure to maintain safe worksites and international security risks; risks or uncertainties associated with events outside of our control, including weather conditions, pandemics, public health crises, political crises or other catastrophic events; the use of estimates in preparing our financial statements; client delays or defaults in making payments; uncertainties, restrictions and regulations impacting our government contracts; the potential impact of certain tax matters; the Company's ability to secure appropriate insurance; liabilities associated with the performance of nuclear services; foreign currency risks; the loss of one or a few clients that account for a significant portion of the Company's revenues; failure to adequately protect intellectual property rights;

climate change, natural disasters and related environmental issues; increasing scrutiny with respect to sustainability practices; risks related to our indebtedness; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; restrictive covenants contained in the agreements governing our debt; possible limitations on bonding or letter of credit capacity; failure to obtain favorable results in existing or future litigation and regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs; failure by us or our employees, agents or partners to comply with laws; new or changing legal requirements, including those relating to environmental, health and safety matters; and restrictions on possible transactions imposed by our charter documents and Delaware law. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in the Company's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Item 1A. Risk Factors" in the Company's Form 10-K filed on February 17, 2026. Such filings are available either publicly or upon request from Fluor's Investor Relations Department: (469) 398-7222. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

SUMMARY OF FINANCIALS AND U.S. GAAP RECONCILIATION OF CONSOLIDATED SEGMENT PROFIT (LOSS)

	THREE MONTHS ENDED MARCH 31,
(in millions)	2026		2025
Revenue
Urban Solutions	$2,437		$2,157
Energy Solutions	703		1,206
Mission Solutions	523		597
Other	—		22
Total revenue	$3,663		$3,982

Segment profit (loss) $ and margin %
Urban Solutions	$6	0.2%	$70	3.2%
Energy Solutions	74	10.5%	47	3.9%
Mission Solutions	(71)	(13.6)%	5	0.8%
Other	(1)	NM	9	40.9%
Total segment profit (loss) $ and margin %	$8	0.2%	$131	3.3%

G&A	(61)		(36)
Gain on sale of CFHI	124		—
Foreign currency gain (loss)	16		(13)
Interest income, net	15		17
Earnings attributable to NCI	5		9
Earnings before taxes	107		108
Income tax benefit (expense)	7		53
Net earnings before equity method earnings	114		161
Equity method earnings (loss)	51		(393)
Net earnings (loss)	165		(232)
Less: Net earnings attributable to NCI	5		9
Net earnings (loss) attributable to Fluor	$160		$(241)

New awards
Urban Solutions	$2,144		$5,330
Energy Solutions	213		315
Mission Solutions	332		164
Other	—		2
Total new awards	$2,689		$5,811

New awards related to projects located outside of the U.S.	55%		10%

(in millions)	March 31, 2026		March 31, 2025
Backlog
Urban Solutions	$19,007		$20,150
Energy Solutions	4,261		6,161
Mission Solutions	2,463		2,397
Other	—		10
Total backlog	$25,731		$28,718

Backlog related to projects located outside of the U.S.	43%		42%
Backlog related to reimbursable projects	82%		79%

SUMMARY OF CASH FLOW INFORMATION

	Three Months Ended March 31,
(in millions)	2026	2025
OPERATING CASH FLOW	$110	$(286)

INVESTING CASH FLOW
Proceeds from the sale of NuScale shares	1,359	—
Proceeds from sales and maturities (purchases) of marketable securities	8	54
Capital expenditures	(11)	(11)
Proceeds from sales of assets (including the sale of CFHI in 2026)	124	62
Investments in partnerships and joint ventures	(49)	(69)
Other	3	—
Investing cash flow	1,434	36

FINANCING CASH FLOW
Repurchase of common stock	(516)	(142)
Purchase and retirement of debt	—	(18)
Capital contributions by NCI (net of distributions)	41	—
Other	(3)	(3)
Financing cash flow	(478)	(163)

Effect of exchange rate changes on cash	(14)	17
Increase (decrease) in cash and cash equivalents	1,052	(396)
Cash and cash equivalents at beginning of period	2,135	2,829
Cash and cash equivalents at end of period	$3,187	$2,433

Cash paid during the period for:
Interest	$16	$19
Income taxes (net of refunds)	38	30

RECONCILIATION OF U.S. GAAP NET EARNINGS (LOSS) TO ADJUSTED NET EARNINGS AND U.S. GAAP EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE (1)
	THREE MONTHS ENDED MARCH 31,
(In millions, except per share amounts)	2026	2025
Net earnings (loss) attributable to Fluor	$160	$(241)
Exclude: Stork businesses (now divested)	1	(10)
Net earnings (loss) from core operations (1)	161	(251)
Adjustments: (2)
Equity method (earnings) loss	$(51)	$393
Gain on sale of CFHI	(124)	—
Impact of litigation on completed projects (3)	96	28
Impact of bad debt reserve taken for a long-completed project	—	22
Embedded foreign currency derivative (gain)/loss	(1)	1
Foreign currency (gain)/loss	(14)	13
Tax (benefit) expense on above items	(46)	(81)
Adjusted Net Earnings	$21	$125

Diluted EPS	$1.08	$(1.42)
Adjusted EPS	$0.14	$0.73

(1) Core operations excludes the results of our now-divested Stork businesses.
(2) We exclude earnings impacts for litigation outcomes, claims, settlements or associated damages from adjusted earnings when they are significant in magnitude, non-routine and do not represent on-going normal operations.

(3) Reflects impacts from a Q1 2026 ruling on the LOGCAP materials management qui tam matter and a Q1 2025 ruling that reduced working capital to estimated net recoverable value related to a long-standing claim on a project completed in 2019.

RECONCILIATION OF U.S. GAAP NET EARNINGS (LOSS) ATTRIBUTABLE TO FLUOR TO ADJUSTED EBITDA
	THREE MONTHS ENDED MARCH 31,
(in millions)	2026	2025

Net earnings (loss) attributable to Fluor	$160	$(241)
Interest income, net	(15)	(17)
Tax (benefit) expense	(7)	(53)
Equity method (earnings) loss	(51)	393
Depreciation & amortization	16	18
EBITDA	$103	$100

Adjustments: (1)
Stork businesses (now divested)	$1	$(9)
Gain on sale of CFHI	(124)	—
Impact of litigation on completed projects (2)	96	28
Impact of bad debt reserve taken for a long-completed project	—	22
Embedded foreign currency derivative (gain)/loss	(1)	1
Foreign currency (gain)/loss	(14)	13
Adjusted EBITDA	$61	$155

(1) We exclude earnings impacts for litigation outcomes, claims, settlements or associated damages from adjusted earnings when they are significant in magnitude, non-routine and do not represent on-going normal operations.

(2) Reflects impacts from a Q1 2026 ruling on the LOGCAP materials management qui tam matter and a Q1 2025 ruling that reduced working capital to estimated net recoverable value related to a long-standing claim on a project completed in 2019.